EXHIBIT 10c

                                 PROMISSORY NOTE


$ 632,472.00                                                   December 31, 1997
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         FOR VALUE  RECEIVED,  Rodney I. Smith  promises  to pay to the order of
Smith-Midland Corporation, a Delaware corporation with its principal place of business at Route 28, P.O. Box 300, Midland, Virginia on or before December 31, 2002, the principle sum of Six Hundred Thirty-Two Thousand, Four Hundred and Seventy-Two Dollars ($632,472.00) together with interest at the rate of 6% simple interest per annum. Payments shall be paid annually in the amount of $45,948.00 beginning on December 31, 1998. Payments will be allocated to the payment of interest first and then to payment of principle.

         The proceeds of this note are to be used exclusively to payoff the full remaining balance of $632,472.00 of the of the note dated January 2, 1996 between Rodney I. Smith and Smith-Midland Corporation.

         Signed as of the date first written above.

                                       /s/ Rodney I. Smith
                                       -------------------------
                                       Rodney I. Smith

Agree and Acknowledged

Smith-Midland Corporation

By: /s/ Robert V. McElhinney
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